Coopers
& Lybrand



                        CONSENT OF INDEPENDENT ACCOUNTS



We consent to the incorporation by reference in the registration statement of Arbor Drugs, Inc. on Form S-8 of our report dated September 29, 1995, on our audits of the consolidated financial statements and the financial statement schedule of Arbor Drugs, Inc. and Subsidiaries as of July 31, 1995 and 1994, and for the years ended July 31, 1995, 1994, and 1993, which report is included in the Annual Report on Form 10-K for the year ended July 31, 1995.




COOPERS & LYBRAND L.L.P.

Detroit, Michigan
October 2, 1996